SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 21, 2008
Capital Auto Receivables Asset Trust 2008-1

(Issuing Entity with respect to Securities)
Capital Auto Receivables LLC

(Depositor with respect to Securities)
GMAC LLC

(Sponsor with respect to Securities)

Delaware	333-147112-01	26-6203084

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mark E. Newman Capital Auto Receivables LLC 200 Renaissance Center Detroit, Michigan	48265

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(313) 656-6540

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     This Current Report on Form 8-K is being filed to revise certain delinquency static pool data contained in the prospectus for the Capital Auto Receivables Asset Trust 2008-1 transaction. In reviewing our static pool information, we determined that we were including in our delinquency data accounts that were 60 plus days delinquent at any point during the relevant reporting period, instead of showing, like most of our peers, accounts that were delinquent at the month end. In order to assist investors in comparing our delinquency static pool information with that of our competitors, we have revised our delinquency calculation to the industry standard of presenting only contracts delinquent as of month end. The revised delinquency data shows lower delinquent accounts for the periods presented. We have revised the delinquency data for all periods since January 2004 to show only the accounts that were delinquent at month end. Revised data was not available for 2003 periods as noted on the attached Exhibit 99.1.
     No payments to noteholders were or will be impacted by this revision of delinquency static pool information. There have been no changes to the prepayment speeds or net loss statistics included in the static pool information for the Capital Auto Receivables Asset Trust 2008-1 transaction.
     Our current servicer reports include delinquency data based on this new methodology. These reports are available on the world wide web at http://www.gmacfs.com/us/en/business/investing/securitization/sectoc.htm.
Item 9.01. Exhibits
Exhibit 99.1 Delinquency Static Pool Data

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTO RECEIVABLES LLC
By:	/s/ William J. McGrane III
	Name:	William J. McGrane III
	Title:	Controller

Dated: April 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Delinquency Static Pool Data